For further information:

David A. Crittenden

Chief Financial Officer

DCrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Reports Third Quarter 2013 Financial Results

Warren, MI – October 24, 2013 — Universal Truckload Services, Inc. (NASDAQ: UACL) today reported third quarter 2013 net income of $13.7 million, or $0.46 per basic and diluted share, on total operating revenues of $261.7 million. This compares to pro forma net income of $12.0 million, or $0.40 per basic and diluted share, during the third quarter of 2012 on total operating revenues of $256.9 million. Net income as reported for the third quarter of 2012 was $15.1 million, or $0.50 per basic and diluted share.

Income from operations increased 19.0% to $22.5 million or 8.6% of operating revenues for the third quarter of 2013. This compares to $18.9 million or 7.4% of operating revenues for the third quarter of 2012. Demand for value-added services continues to expand, growing at a rate of 16.3% compared to the same period last year. Though still soft, we have seen some stabilization in our transportation services, which declined 2.1% compared to the third quarter of 2012. Intermodal services revenue continues to grow, increasing 6.0% compared to the same period last year, although not as quickly as in recent quarters.

Universal’s Chief Executive Officer, Scott Wolfe commented, “Our third quarter 2013 operating results and financial performance are in line with our expectations. Despite the heightened level of economic uncertainty due to the unsettling federal budget and debt limit debates, which we think may moderate demand from our commercial customers, we remain focused on providing the highest level of services to our customers and on continuing our track record of profitable growth. We do anticipate under performance in our government business and metals, but we are cautiously optimistic that the impact will be modest and short-term in nature.”

Our consolidated financial statements for all periods presented include the results of LINC Logistics Company, which we acquired one year ago. On an as-reported basis, our net income and earnings per share have declined. However, this is primarily due to the change in LINC’s tax status. LINC was an “S” corporation for federal income tax purposes prior to October 1, 2012. After various adjustments related to the acquisition, our effective tax rate was 36.1% in the third quarter of 2013, compared to 22.2% in the third quarter of 2012. For comparative purposes, our effective tax rate through the second quarter of 2013 was 37.9%.

We calculate and report selected financial metrics in connection with lending arrangements, or to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Our EBITDA increased 16.3% to $27.2 million for the thirteen weeks ended September 28, 2013, from $23.3 million for the thirteen weeks ended September 29, 2012. Expressed as a percentage of operating revenues, third quarter 2013 EBITDA was 10.4%, compared to 9.1% for the third quarter of 2012. For the third quarter of 2013, trends in EBITDA are substantially similar to trends in income from operations.

As of September 28, 2013, we held cash and cash equivalents totaling $5.5 million and marketable securities totaling $10.6 million. Outstanding debt at the end of the third quarter of 2013 totaled $124.0 million.

Universal Truckload Services, Inc. also announced today that our Board of Directors has declared a quarterly cash dividend of $0.07 per share of common stock. The dividend is payable to shareholders of record at the close of business on November 4, 2013 and is expected to be paid on November 14, 2013.

Conference call:

We invite you to participate in a conference call on Friday, October 25, 2013 at 10:00 a.m. Eastern Time where management will discuss third quarter 2013 financial performance. Hosting the call will be Scott Wolfe, Chief Executive Officer, Don Cochran, President, and David Crittenden, Chief Financial Officer.

To participate: Please call (877) 866-3199 (toll free) or (660) 422-4956 (toll) and provide conference ID 88327847.

To listen to an audio replay: Please call (855) 859-2056 (toll free) or (404) 537-3406 (toll) and enter conference ID 88327847, or locate the link in the investor page at: www.goutsi.com. Audio replay is available through November 25, 2013.

About Universal:

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Operating revenues:
Transportation services	$180,847	$184,658	$527,213	$561,479
Value-added services	47,936	41,207	146,887	130,959
Intermodal services	32,880	31,033	99,844	85,420

Total operating revenues	261,663	256,898	773,944	777,858

Operating expenses:
Purchased transportation and equipment rent	143,436	148,889	419,590	445,930
Direct personnel and related benefits	43,898	39,041	132,897	123,965
Commission expense	10,132	10,660	29,254	31,600
Operating expense (exclusive of items shown separately)	18,946	17,345	57,821	52,745
Occupancy expense	4,661	4,845	14,923	14,753
Selling, general and administrative	7,904	7,639	24,445	24,353
Insurance and claims	5,523	5,133	14,905	15,593
Depreciation and amortization	4,683	4,454	14,749	13,384

Total operating expenses	239,183	238,006	708,584	722,323

Income from operations	22,480	18,892	65,360	55,535
Interest expense, net	(1,094)	(718)	(3,124)	(2,307)
Other non-operating income	105	1,186	366	2,358

Income before provision for income taxes	21,491	19,360	62,602	55,586
Provision for income taxes	7,749	4,307	23,332	10,349

Net income	$13,742	$15,053	$39,270	$45,237

Earnings per common share:
Basic	$0.46	$0.50	$1.31	$1.51
Diluted	$0.46	$0.50	$1.30	$1.51

Weighted average number of common shares outstanding:
Basic	30,065	30,018	30,058	30,034
Diluted	30,118	30,018	30,099	30,034

Dividends paid per common share	$0.07	$—	$0.07	$—

Pre-merger dividends paid per common share	$—	$—	$—	$1.00

Pro Forma earnings per common share - “C” corporation status:
Pro Forma provision for income taxes due to LINC Logistics Company conversion to “C” corporation		$3,027		$11,059
Pro Forma net income		$12,026		$34,178
Earnings per common share:
Basic		$0.40		$1.14
Diluted		$0.40		$1.14

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 28, 2013	December 31, 2012
Assets
Cash and cash equivalents	$5,451	$2,554
Marketable securities	10,641	9,962
Accounts receivable - net	131,089	118,903
Other current assets	32,954	37,719

Total current assets	180,135	169,138
Property and equipment - net	124,001	127,791
Other long-term assets - net	28,491	30,440

Total assets	$332,627	$327,369

Liabilities and shareholders’ equity
Total current liabilities	$97,381	$103,717
Total long-term liabilities	140,025	166,280

Total liabilities	237,406	269,997
Total shareholders’ equity	95,221	57,372

Total liabilities and shareholders’ equity	$332,627	$327,369

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Transportation Services:
Average operating revenues per loaded mile (a)	$2.84	$2.82	$2.76	$2.76
Average operating revenues per loaded mile, excluding fuel surcharges, where separately identifiable (a)	$2.47	$2.45	$2.38	$2.40
Average operating revenues per load (a)	$1,030	$993	$1,010	$991
Average operating revenues per load, excluding fuel surcharges, where separately identifiable (a)	$894	$864	$869	$860
Average length of haul (a) (b)	363	352	366	359
Number of loads (a)	154,358	168,976	463,673	515,094

Value Added Services:
Number of facilities (d)
Customer provided	17	13	17	13
Company leased	26	27	26	27

Total	43	40	43	40

Intermodal Services:
Drayage (in thousands)	$28,647	$26,200	$81,280	$71,910
Domestic Intermodal (in thousands)	1,718	1,975	10,886	5,322
Depot (in thousands)	2,515	2,858	7,678	8,188

	$32,880	$31,033	$99,844	$85,420

Average operating revenues per loaded mile (c)	$4.78	$4.33	$4.57	$4.37
Average operating revenues per loaded mile, excluding fuel surcharges, where separately identifiable (c)	$3.87	$3.49	$3.68	$3.52
Average operating revenues per load (c)	$378	$320	$345	$302
Average operating revenues per load, excluding fuel surcharges, where separately identifiable (c)	$307	$258	$278	$244
Number of loads (c)	75,715	81,956	235,372	237,799
Number of container yards	11	10	11	10

(a)	Excludes operating data from Universal Logistics Solutions, Inc., Universal Logistics Solutions International, Inc., and Central Global Express, Inc., in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies. Also excludes final mile delivery and shuttle service loads.
(b)	Average length of haul is computed using loaded miles, excluding final mile delivery and shuttle service loads.
(c)	Excludes operating data from Universal Logistics Solutions, Inc. in order to improve the relevance of the statistical data related to our intermodal services and improve the comparability to our peer companies.
(d)	Excludes storage yards, terminals and office facilities.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data - Continued

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Average Headcount
Employees	3,636	2,467	3,354	2,481
Full time equivalents	1,794	2,188	1,829	2,065

Total	5,430	4,655	5,183	4,546

Average number of tractors
Provided by owner-operators	3,324	3,404	3,345	3,340
Owned	707	638	694	620
Third party lease	82	40	64	40

Total	4,113	4,082	4,103	4,000

Operating Revenues by Segment:
Transportation	$181,572	$188,388	$529,375	$559,567
Logistics	79,977	68,423	244,244	217,986
Other	114	87	325	305

	$261,663	$256,898	$773,944	$777,858

Income from Operations by Segment:
Transportation	$8,261	$8,245	$21,481	$22,294
Logistics	15,388	11,240	46,032	34,876
Other	(1,169)	(593)	(2,153)	(1,635)

	$22,480	$18,892	$65,360	$55,535

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present adjusted income from operations and adjusted EBITDA as supplemental measures of our performance. We define adjusted income from operations as income from operations adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, including previous costs related to LINC’s capital market activity, which was terminated in the third quarter of 2012. We define adjusted EBITDA as net income plus (i) interest expense, net, (ii) provision for income taxes and (iii) depreciation and amortization, and less other non-operating income, or EBITDA, further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, including previous costs related to LINC’s capital market activity. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted income from operations and adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted income from operations and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of income from operations, the most comparable GAAP measure, to adjusted income from operations; and of net income, the most comparable GAAP measure, to EBITDA and adjusted EBITDA for each of the periods indicated:

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
	(in thousands)		(in thousands)
Adjusted income from operations
Income from operations	$22,480	$18,892	$65,360	$55,535
Suspended capital markets activity (a)	—	—	—	1,882

Adjusted income from operations	$22,480	$18,892	$65,360	$57,417

Operating margin (b)	8.6%	7.4%	8.4%	7.1%
Adjusted operating margin (b)	8.6%	7.4%	8.4%	7.4%

Adjusted EBITDA
Net income	$13,742	$15,053	$39,270	$45,237
Provision for income taxes	7,749	4,307	23,332	10,349
Interest expense, net	1,094	718	3,124	2,307
Depreciation and amortization	4,683	4,454	14,749	13,384
Other non-operating income	(105)	(1,186)	(366)	(2,358)

EBITDA	27,163	23,346	80,109	68,919
Suspended capital markets activity (a)	—	—	—	1,882

Adjusted EBITDA	$27,163	$23,346	$80,109	$70,801

EBITDA margin (b)	10.4%	9.1%	10.4%	8.9%
Adjusted EBITDA margin (b)	10.4%	9.1%	10.4%	9.1%

(a)	Represents expenses incurred as a result of LINC’s preparations for an IPO in early 2012. When the IPO efforts were abandoned in May 2012, the costs were then taken as a charge to income.
(b)	Operating margin, adjusted operating margin, EBITDA margin, and adjusted EBITDA margin are computed by dividing income from operations, adjusted income from operations, EBITDA, and adjusted EBITDA, respectively, by total operating revenues for each of the periods indicated.

We present adjusted income from operations and adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted income from operations and adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	Adjusted income from operations and adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted income from operations and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted income from operations and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted income from operations and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate adjusted income from operations and adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted income from operations and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted income from operations and adjusted EBITDA only supplementally.